UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road, San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 8, 2021, ChemoCentryx, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (FDA) has approved TAVNEOSTM (avacopan), an orally administered selective complement 5a receptor inhibitor, as an adjunctive treatment of adult patients with severe active anti-neutrophil cytoplasmic autoantibody-associated vasculitis (also known as ANCA-associated vasculitis or ANCA vasculitis), specifically granulomatosis with polyangiitis (GPA) and microscopic polyangiitis (MPA) (the two main forms of ANCA vasculitis), in combination with standard therapy.

ANCA-associated vasculitis is a systemic autoimmune disease in which over-activation of the complement system further activates neutrophils, leading to inflammation and eventual destruction of small blood vessels. This results in organ damage and failure, with the kidney as the major target, and is fatal if not treated.

TAVNEOS is the first FDA approved orally-administered inhibitor of the complement C5a receptor. The approval in ANCA-associated vasculitis was supported by the results of the pivotal Phase III ADVOCATE trial, which were highlighted in the February 2021edition of The New England Journal of Medicine (NEJM). The ADVOCATE trial of TAVNEOS was a global, randomized, double-blind, active-controlled, double-dummy Phase III trial of 331 patients with ANCA-associated vasculitis in 20 countries. Eligible study subjects were randomized to receive either rituximab or cyclophosphamide (followed by azathioprine/mycophenolate) and either TAVNEOS (avacopan) or study-supplied oral prednisone. Subjects in both treatment groups could also receive non-protocol glucocorticoids if needed. The study met its primary endpoints of disease remission at 26 weeks and sustained remission at 52 weeks, as assessed by the Birmingham Vasculitis Activity Score, or BVAS. The study demonstrated superiority to a prednisone-based standard of care with respect to sustained remission at 52 weeks. The most common adverse reactions (≥5% of patients and higher in the TAVNEOS group vs. prednisone group) were: nausea, headache, hypertension, diarrhea, vomiting, rash, fatigue, upper abdominal pain, dizziness, blood creatinine increase, and paresthesia.

The press release, dated October 8, 2021, is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On October 8, 2021, ChemoCentryx, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (FDA) has approved TAVNEOSTM (avacopan), an orally administered selective complement 5a receptor inhibitor, as an adjunctive treatment of adult patients with severe active anti-neutrophil cytoplasmic autoantibody-associated vasculitis (also known as ANCA-associated vasculitis or ANCA vasculitis), specifically granulomatosis with polyangiitis (GPA) and microscopic polyangiitis (MPA) (the two main forms of ANCA vasculitis), in combination with standard therapy.

ANCA-associated vasculitis is a systemic autoimmune disease in which over-activation of the complement system further activates neutrophils, leading to inflammation and eventual destruction of small blood vessels. This results in organ damage and failure, with the kidney as the major target, and is fatal if not treated.

TAVNEOS is the first FDA approved orally-administered inhibitor of the complement C5a receptor. The approval in ANCA-associated vasculitis was supported by the results of the pivotal Phase III ADVOCATE trial, which were highlighted in the February 2021edition of The New England Journal of Medicine (NEJM). The ADVOCATE trial of TAVNEOS was a global, randomized, double-blind, active-controlled, double-dummy Phase III trial of 331 patients with ANCA-associated vasculitis in 20 countries. Eligible study subjects were randomized to receive either rituximab or cyclophosphamide (followed by azathioprine/mycophenolate) and either TAVNEOS (avacopan) or study-supplied oral prednisone. Subjects in both treatment groups could also receive non-protocol glucocorticoids if needed. The study met its primary endpoints of disease remission at 26 weeks and sustained remission at 52 weeks, as assessed by the Birmingham Vasculitis Activity Score, or BVAS. The study demonstrated superiority to a prednisone-based standard of care with respect to sustained remission at 52 weeks. The most common adverse reactions (≥5% of patients and higher in the TAVNEOS group vs. prednisone group) were: nausea, headache, hypertension, diarrhea, vomiting, rash, fatigue, upper abdominal pain, dizziness, blood creatinine increase, and paresthesia.

The press release, dated October 8, 2021, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated October 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: October 8, 2021	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary